Exhibit 32.2

SECTION 1350 CERTIFICATIONS

In connection with the amended Annual Report of Royal BodyCare, Inc. (the “Company”) on Form 10-K/A for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven E. Brown, Vice President – Finance and Chief Financial Officer of the Company, does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven E. Brown
Steven E. Brown Vice President – Finance and Chief Financial Officer December 5, 2005